                                 EXHIBIT 23.01
                         CONSENT OF GRAHAM & JAMES, LLP





Exhibit Index

                         CONSENT OF GRAHAM & JAMES LLP


         The undersigned hereby consents to the reference to it under the caption "Legal Opinions" and "Federal Income Tax Considerations" in the Prospectus/Consent Solicitation Statement which constitutes a part of the Form S-4 Registration Statement for AeroCentury Corp. The undersigned also consent to the inclusion in the Registration Statement of its opinions as Exhibit 5.01 and 8.01 thereto.




                                        /s/ GRAHAM & JAMES LLP
                                        ------------------------------------
                                        GRAHAM & JAMES LLP
                                        August 7, 1997